SCHEDULE 14A

 (RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

 Proxy  Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant ☒
Filed by a Party other than the Registrant o
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
HOME SOLUTIONS OF AMERICA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies: Common Stock, $.001 par value per share
(2)

Aggregate number of securities to which transaction applies:   2,493,864 shares of Common Stock (aggregate of shares directly issued in acquisition and shares issuable from the portion of a related financing that provided cash for the acquisition)

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):     $5,674,804 (aggregate of (i) $2,000,000 cash portion of purchase price and (ii) value of other property transferred in acquisition, based on the aggregate book value of the companies that were acquired in the transaction)

	(4)	Proposed maximum aggregate value of transaction: $5,674,804
	(5)	Total fee paid: $1,134.96
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(4)	Date Filed:

Home Solutions of America, Inc.
5565 Red Bird Center Drive, Suite 150
Dallas, Texas 75237
(214) 623-8446

May ___, 2004

Dear Stockholder:

You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Home Solutions of America, Inc. to be held at 8:00 a.m. on Friday, May 28, 2004, at Home Solutions' corporate headquarters at 5565 Red Bird Center Drive, Suite 150, Dallas, Texas.

At the meeting, you will have the opportunity to hear about Home Solutions' progress in executing its strategy of acquiring and operating specialty residential services companies.  The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting.

It is important that your shares be represented at the meeting, regardless of the number you may hold.  Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card as soon as possible.  This will not prevent you from voting your shares in person if you are present.

Sincerely,

/s/ Frank J. Fradella

Frank J. Fradella
Chairman of the Board, President,
  and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Friday, May 28, 2004
8:00 a.m.

Corporate Headquarters of
Home Solutions of America, Inc.
5565 Red Bird Center Drive, Suite 150
Dallas, Texas 75237

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of the Stockholders of Home Solutions of America, Inc., a Delaware corporation (the "Company"), will be held at the time and place noted above.  At the meeting, we will ask you to:

1.    re-elect our four current directors, Frank J. Fradella, Mark W. White, Michael S. Chadwick, and Willard W. Kimbrell, to serve as directors until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.     ratify the Company's Southern Exposure Transactions (as defined herein);

3.     ratify the Company's Series A Preferred Stock Financing (as defined herein);

4.     ratify the appointment of Corbin & Company, LLP as the Company's independent public accountants for 2004; and

5.     vote on any other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 28, 2004, will be entitled to vote at the meeting or any adjournment of the meeting. A complete list of these stockholders will be open for the examination of any stockholder of record at the Company's principal executive offices at the address listed above for a period of 10 days prior to the Annual Meeting. The list will also be available for the examination of any stockholder of record present at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

Your vote is important. To be sure your vote counts and to assure a quorum, please vote, sign, date, and return the enclosed proxy card whether or not you plan to attend the meeting.

By Order of the Board of Directors

/s/ Rick J. O'Brien

Rick J. O'Brien
                                                                        Corporate Secretary and
                                                                          Chief Financial Officer

Dallas, Texas
May ___, 2004

I.  INFORMATION ABOUT VOTING

           Solicitation of Proxies.  The Board of Directors (the "Board") of Home Solutions of America, Inc., a Delaware corporation ("Home Solutions" or the "Company"), is soliciting proxies for use at the 2004 Annual Meeting of Stockholders of Home Solutions and any adjournments of that meeting. Home Solutions first sent this proxy statement, the accompanying form of proxy, and the Company's Annual Report on Form 10-KSB to its stockholders on May ___, 2004.

            Agenda Items.  The agenda for the Annual Meeting is to:

            1.         Elect four directors to each serve for a term of one year, or until their successors, if any, are duly elected and qualified;

2.         Ratify the Company's Southern Exposure Transactions (as defined herein);

3.         Ratify the Company's Series A Preferred Stock Financing (as defined herein);

4.         Ratify the appointment of Corbin & Company, LLP as our independent public accountants for 2004; and

            5.         Conduct such other business as may properly come before the meeting or any adjournment thereof.

Who Can Vote.  The record date (the "Record Date") is the close of business on April 28, 2004.  If you are a holder on the Record Date of Home Solutions' common stock, par value of $0.001 per share ("Common Stock"), you can vote at the Annual Meeting on the election of directors and on the other proposals contained in this Proxy Statement. Holders of Common Stock will have one vote for each share of Common Stock.  As of the close of business on the Record Date, there were 16,111,658 shares of Common Stock outstanding, all of which are entitled to vote, and 73 shares of Series A Convertible Preferred Stock, par value $0.001 per share, none of which is entitled to vote.

How to Vote. You may vote in two ways:

1.         You can come to the Annual Meeting and cast your vote there.

2.         You can vote by signing and returning the enclosed proxy card. If you do, the individuals named on the card will vote your shares in the manner you indicate.

            Use of Proxies. Unless you tell us on the proxy card to vote differently, we plan to vote all shares represented by the signed and returned proxies FOR the Board nominees named herein and FOR Proposals 2-4. We do not now know of any other matters to come before the Annual Meeting. If they do, proxy holders will vote the shares represented by the proxies in their best judgment.

            Revoking a Proxy. You may revoke your proxy at any time before it is exercised.  You can revoke a proxy by:

1.         Sending a written notice of revocation to the Corporate Secretary of Home Solutions;

2.         Delivering a properly executed, later-dated proxy; or

3.         Attending the Annual Meeting and voting in person.

The Quorum Requirement. We need a quorum of stockholders to hold a valid Annual Meeting. A quorum will exist to hold a valid Annual Meeting if the holders of at least a majority in voting power of the outstanding shares of Common Stock entitled to vote at the Annual Meeting either attend the Annual Meeting in person or are represented by proxy.  Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum.  A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because the broker has not received voting instructions from its customer or does not have the authority to do so.

            Vote Required for Action.  Each of the four directors is elected (Proposal 1) by a plurality vote of the holders of shares of Common Stock present in person or represented by proxy at the meeting.  The ratification of the Southern Exposure Transactions (Proposal 2), ratification of the Series A Preferred Stock Financing (Proposal 3), and ratification of Corbin & Company, LLP as Home Solutions' independent public accountants for 2004 (Proposal 4), each requires the affirmative vote of a majority of the voting power represented by the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on such matters. Abstentions have the effect of a "no" vote on all matters other than the election of directors, with respect to which abstentions will have no effect.  Broker non-votes have the effect of a "no" vote with respect to Proposals 2-4.

            Generally, any other action coming before the Annual Meeting would require the affirmative vote of a majority of the voting power represented by shares of Common Stock present in person or represented by proxy at the Annual Meeting.

II. PROPOSALS

            1.         ELECTION OF DIRECTORS

            Home Solutions' Board of Directors currently consists of four directors.  The term for Home Solutions' directors is one year, until the next annual meeting of stockholders, or until his or her successor, if any, is duly elected and qualified.  The nominees for director this year are Frank J. Fradella, Mark W. White, Michael S. Chadwick, and Willard W. Kimbrell, each of whom was reelected to the Board at the 2003 annual stockholders' meeting.

            Directors are elected by a plurality of the votes properly cast in person or by proxy.  The four nominees receiving the highest number of affirmative votes will be elected.  Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below.  Each of the nominees has confirmed that he will be able and willing to continue serving as director.  If any nominee is not available, the shares represented by the proxies may be voted at the Annual Meeting for another person nominated by the then-current Board to fill the vacancy. Information about each of the nominees is set forth below:

            Frank J. Fradella, age 48, serves as the Company's Chairman of the Board, President, and Chief Executive Officer.  Mr. Fradella has served as Chairman of the Board since July 2001, and has served as a director since July 2000.  Mr. Fradella was reappointed Chief Executive Officer in September 2003, and President in December 2003, after having served in such positions from July 2000 to March 2003, and during 1997 and 1998.  Mr. Fradella has an extensive background in maintenance, construction, and labor-intensive businesses. He has been Chairman, CEO, and President of two publicly traded companies, and has held executive positions in two others. He has excelled in managing companies whose assets may have been initially under-valued and has performed significant financial turnarounds for these companies. He has also participated in numerous acquisitions that contributed to the companies' financial success.

            Mark W. White, age 64, has served as a director of the Company since January 2003.  Governor White served as the Governor of Texas from 1983-1987, and as the Attorney General of Texas from 1979-1983.  Governor White is an attorney, and is the founder of Geovox Security, Inc.  Governor White received a degree in business administration from Baylor University in 1962 and a law degree from Baylor School of Law in 1965.

            Michael S. Chadwick, age 53, has served as a director of the Company since January 2003.  Mr. Chadwick is the Senior Vice President and Managing Director of Sanders Morris Harris, an investment banking firm based in Houston, Texas, and has been active in the commercial banking and investment banking fields since 1975.  Prior to joining SMH in 1994, Mr. Chadwick was President and Principal of Chadwick, Chambers & Associates, Inc., which he co-founded in 1988.  Mr. Chadwick holds an MBA from Southern Methodist University (1975) and a BA in Economics from the University of Texas at Austin (1974).  Mr. Chadwick also attended the Wharton School of Finance at the University of Pennsylvania (1970-1972).  Mr. Chadwick currently serves as a director of two other public companies:  Landry's Restaurants, Inc. and Blue Dolphin Energy Company.

            Willard W. "Kim" Kimbrell, age 62, has served as a director of the Company since April 2003.  Mr. Kimbrell is the founding partner of Third Coast Architects, a residential and commercial architectural firm based in Houston, Texas. In his role as principal of Third Coast Architects, Mr. Kimbrell has developed strong relationships with numerous highly regarded contractors at the state and national level. Mr. Kimbrell's in-depth knowledge of building economics, coupled with his design capabilities, has earned his firm and him the reputation for completing projects on time and within budget as well as the respect and confidence of his clients.  Mr. Kimbrell graduated from the University of Oklahoma with a Bachelor of Architecture degree, and he is a registered architect in over a dozen states and a licensed interior designer in the state of Texas.

            The Board of Directors recommends a vote FOR the election of Frank J. Fradella, Mark W. White, Michael S. Chadwick, and Willard W. Kimbrell as directors of the Company.

2.         RATIFICATION OF SOUTHERN EXPOSURE TRANSACTIONS

As previously reported by the Company, on January 22, 2004, the Company raised $4.0 million (the "Laurus Financing") in a private placement with Laurus Master Fund, Ltd. ("Laurus"), by issuing Laurus two promissory notes--a secured convertible minimum borrowing note in the original principal amount of $1.5 million (the "Convertible Note"), and a secured revolving note in the original principal amount of $2.5 million (together, the "Notes").  The Notes earn interest at the prime rate plus 2.5%, are secured by all of the assets of the Company and its wholly owned subsidiaries, and the Convertible Note can be converted into shares of Common Stock at a fixed conversion of price of $1.88 per share.  The Notes have a two-year term.  The estimated costs of the Laurus Financing of approximately $490,000 will be amortized as additional interest expense over the two-year term of the financing.  Proceeds of the Laurus Financing were used by the Company to acquire the SE Companies (defined below), to retire certain bank indebtedness, and for general corporate purposes.  The Company subsequently registered certain shares of Common Stock related to the Laurus Financing, the SE Acquisitions (defined below), and the Series A Preferred Stock Financing (defined below)  (including shares of Common Stock underlying warrants, convertible notes and convertible preferred stock) on a registration statement on Form S-3 that was originally filed on March 5, 2004, and declared effective by the U.S. Securities and Exchange Commission ("SEC") on April 2, 2004 (the "Form S-3").  The material agreements related to the Laurus Financing were filed as exhibits to the Form S-3, and are incorporated herein by reference.

Also, as previously reported by the Company, on February 6, 2004, the Company consummated the acquisitions (the "SE Acquisitions") of (i) 100% of Southern Exposure Unlimited of Florida, Inc., a Florida corporation ("Southern Exposure"), (ii) 100% of S.E. Tops of Florida, Inc., a Florida corporation ("S.E. Tops"), and (iii) 50% of SouthernStone Cabinets, Inc., a Florida corporation ("SouthernStone") (collectively, the "SE Companies").  The acquisitions of Southern Exposure and S.E. Tops were structured as separate mergers into wholly owned subsidiaries of the Company, and the 50% interest in SouthernStone was acquired through a stock purchase, all pursuant to a Plan of Merger and Stock Purchase Agreement dated February 6, 2004, effective as of December 31, 2003 (the "Merger Agreement").  The Company's equity holdings in the SE Companies are held by Southern Exposure Holdings, Inc., a Florida corporation and wholly owned subsidiary of the Company.  The SE Companies, which have headquarters in Fort Myers, Florida, are engaged in the businesses of manufacturing and installing custom cabinetry and countertops for resale to homebuilders and residential customers.  The consideration for the acquisition of the SE Companies was (i) 1,337,242 shares of Common Stock, (ii) promissory notes in the aggregate principal amount of $5,968,000, and (iii) $2.0 million cash.  The material agreements related to the SE Acquisitions, including the Merger Agreement, were filed as exhibits to the Company's current report on Form 8-K, as filed with the SEC on February 9, 2004 and amended on April 21, 2004 to include the audited financial statements of the SE Companies, all of which are incorporated herein by reference.

The Company's Common Stock is listed on the American Stock Exchange.  Under Section 712 of the American Stock Exchange Company Guide, stockholder approval is required as a prerequisite to approval of applications to list additional shares to be issued as sole or partial consideration for an acquisition of the stock or assets of another company where the present or potential issuance of common stock, or securities convertible into common stock, could result in an increase in outstanding common stock of 20% or more.  Due to the fact that the $2.0 million cash component of the purchase price for the SE Acquisition was provided by the Laurus Financing, the SE Acquisition and that particular portion of the Laurus Financing (together, the "Southern Exposure Transactions") are regarded as one transaction for purposes of applying the 20% threshold under Section 712, and the shares of Common Stock that could ultimately be issued pursuant to the Southern Exposure Transactions exceed 20% of the Company's outstanding shares of Common Stock prior to the consummation of the Southern Exposure Transactions.  Therefore, although approval of the Company's stockholders was not required under Delaware law to consummate the Laurus Financing or the SE Acquisitions, approval of the Company's stockholders is required in order to list all of the shares of Common Stock issued or issuable in the Southern Exposure Transactions on the American Stock Exchange.

The Board of Directors recommends a vote FOR the ratification of the Southern Exposure Transactions.

3.         RATIFICATION OF SERIES A PREFERRED STOCK FINANCING

As previously reported by the Company, on March 1, 2004, the Company raised $2,000,000 (the "Series A Preferred Stock Financing") in a private placement of 80 shares of Series A Convertible Preferred Stock, $.001 par value per share ("Preferred Stock").  Dividends on the Preferred Stock are payable semi-annually at a rate of 8% per annum, in cash or Common Stock, at the option of the Company.  The Preferred Stock has a liquidation preference of $25,000 per share, and is convertible into Common Stock at a conversion rate of $1.25 for each share of Common Stock. Purchasers of the Preferred Stock received Series A Warrants to purchase an aggregate of 1,600,000 shares of Common Stock at an exercise price of $1.75 per share, expiring July 2, 2004, and Series B Warrants to purchase an aggregate of 1,600,000 shares of Common Stock at an exercise price of $2.25 per share, expiring March 1, 2009.  The material agreements related to the Series A Preferred Stock Financing were filed as exhibits to the Form S-3, and are incorporated herein by reference.

As noted in Section II.2. above, the Company's Common Stock is listed on the American Stock Exchange.  Under Section 713 of the American Stock Exchange Company Guide, stockholder approval is required as a prerequisite to approval of applications to list additional shares to be issued in connection with the issuance by the company of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the market value of the stock.  The shares of Common Stock that could ultimately be issued pursuant to the Series A Preferred Stock Financing exceed 20% of the Company's outstanding shares of Common Stock prior to the consummation of the Series A Preferred Stock Financing, and such underlying potential shares of Common Stock were priced at a discount to market.  Therefore, although approval of the Company's stockholders was not required under Delaware law to consummate the Series A Preferred Stock Financing, approval of the Company's stockholders is required in order to list all of the shares of Common Stock issued or issuable in the Series A Preferred Stock Financing on the American Stock Exchange.

The Board of Directors recommends a vote FOR the ratification of the Series A Preferred Stock Financing.

            4.         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC                        ACCOUNTANTS

            The Board has recommended that Corbin & Company, LLP ("C&C") continue to serve as Home Solutions' independent public accountants for 2004. C&C has served as Home Solutions' independent public accountants for each of the last two years.  A representative of C&C is not expected to attend the 2004 annual stockholders' meeting.

              C&C Fees. The approximate aggregate fees, including out-of-pocket expenses, billed for professional services rendered by C&C during 2003 and 2002 were as follows:

	Audit Fees(1)	Tax Fees	All Other Fees

2003	$145,000	$1,000	$14,000 (2)
2002	$60,000	$17,000	$0

____________

(1)   For the audit of the Company's consolidated financial statements as of and for the applicable year, and the review of the Company's quarterly reports on Form 10-QSB during the applicable quarters for 2003.  For 2003, also includes the stand-alone audit of the SE Companies, a material acquisition made by the Company effective December 31, 2003.

(2)  For a registration statement on Form S-3 that was filed in June 2003 and miscellaneous consultation on accounting matters.

            The Board of Directors recommends a vote FOR ratification of the appointment of Corbin & Company, LLP as the Company's independent public accountants for the year 2004.

III.  INFORMATION ABOUT THE COMPANY'S BOARD OF DIRECTORS

            Directors are elected at each annual meeting of stockholders, although vacancies resulting from resignation, removal, death, or an increase in the size of the Board between annual meetings may be filled by the remaining members of the Board.  Directors hold office until the next annual meeting of stockholders and until their successors are elected and qualified.

            The background of each of the four nominees for director is presented under Section II above.  All of the nominees other than Frank J. Fradella were initially appointed to the Board during early 2003, and all four nominees were elected to one-year terms at the 2003 annual meeting of stockholders.  The Board met once during 2003, and the Board approved of several matters by unanimous written consent. The Board of Directors does not have a nominating committee.

            Audit Committee.  In January 2003, upon increasing the size of the Company's Board, the Board formed an audit committee. The Audit Committee oversees Home Solutions's corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on Home Solutions's engagement team as required by law; reviews the financial statements to be included in Home Solutions's annual report on Form 10-KSB; and discusses with management and the independent auditors the results of the annual audit and the results of Home Solutions' quarterly financial statements. Two directors comprise the Audit Committee: Messrs. Chadwick (Chairman) and Kimbrell. Both members of Home Solutions' Audit Committee are independent (as independence is currently defined under the American Stock Exchange's listing standards). The Audit Committee has adopted a written Audit Committee Charter, a copy of which was attached as an exhibit to the Company's 2003 proxy statement.

            Compensation Committee.  Two directors comprise the Compensation Committee:  Messrs. White (Chairman) and Fradella.  Mr. Fradella does not participate in any Compensation Committee actions affecting his compensation.

            Compensation of Directors.  The Company does not pay directors' fees to its Board members, but does provide transportation, lodging and reimbursement of all reasonable expenses for attending Board meetings.  Also, directors are eligible for certain awards under the Company's 2001 Stock Plan and 1998 Stock Option Plan, which are granted to directors from time-to-time at the discretion of the Board.  Options to purchase 100,000 shares of the Company's common stock were granted to each of Messrs. White, Chadwick, and Kimbrell upon his appointment to the Board.  Such options vest in one-third increments over a three-year period.

IV.  EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is certain information relating to the current executive officers of the Company.  Executive officers of the Company are elected to serve until they resign or are removed, or are otherwise disqualified to serve, or until their successors are elected and qualified.

Name	Age	Current Positions with the Company

Frank J. Fradella...........	48	President, Chief Executive Officer, and Chairman of the Board
Rick J. O'Brien.............	39	Senior Vice President, Chief Financial Officer, and Secretary

            Mr. Fradella's background is set forth under Section II above.

Rick J. O'Brien currently serves as the Company's Senior Vice President, Chief Financial Officer, and Secretary.  Mr. O'Brien served as Vice President of the Company from July 31, 2003, the date that the Company acquired Fiber-Seal Systems, L.P. ("Fiber-Seal"), now a wholly owned subsidiary of the Company, until December 2003, at which time he was appointed to his current positions.  Mr. O'Brien has served as President of Fiber-Seal since 2002, and had a controlling interest in Fiber-Seal  until its sale to the Company.  From 1995 to 2003, Mr. O'Brien owned and operated Amherst-Merritt International, and oversaw the operations of its two business lines:  a computer accessory manufacturer and an office products distributor.   Mr. O'Brien obtained a Bachelor of Arts degree from Vanderbilt University in 1986, and an MBA from Rice University in 1991.

V. SECURITY OWNERSHIP OF THE COMPANY

Management Ownership

            The table below shows the beneficial ownership as of April 28, 2004, of Common Stock by each of the directors and the Named Executive Officers (defined below under the heading Summary Compensation Table in Section VI) of Home Solutions and all directors and Named Executive Officers as a group. In addition to the 16,111,658 shares of Common Stock outstanding on April 28, 2004, this table also gives effect to shares that may be acquired pursuant to options, warrants or convertible securities within 60 days after such date. The principal business address of each person in this table is c/o Home Solutions of America, Inc., 5565 Red Bird Center Drive, Suite 150, Dallas, Texas 75237.

Executive Officers and Directors	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned

Frank J. Fradella, Chairman, CEO..	750,000(1)	4.4%
R. Andrew White, former CEO/CFO	520,000(2)	3.1%
Mark W. White, Director...............	33,333(3)	0.2%
Michael S. Chadwick, Director......	33,333(3)	0.2%
Willard W. Kimbrell, Director.......	35,333(3)	0.2%
All directors and executive officers as a group (five persons)...............	1,371,999(1)(2)	7.9%

______________

(1)  Consists of 750,000 shares that Mr. Fradella could acquire through the exercise of certain fully vested stock options and restricted stock purchase rights.

            (2)    Includes 420,000 shares that Mr. White could acquire through the exercise of certain vested stock options.

(3)  Messrs. White, Chadwick and Kimbrell each have been awarded 100,000 stock options.  As of this date, one-third of these options, representing 33,333 underlying shares of Common Stock, have vested.

Other Security Ownership

            The following is tabulation as of April 28, 2004, of those stockholders of Home Solutions who own beneficially in excess of 5% of Home Solutions' Common Stock:

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned

Dale W. Mars, Trustee of the
Dale W. Mars Trust Dated 7-16-97 (1).........	1,337,242	8.3%
Tyrrell L. Garth (2).........	1,330,436	8.3%
Barbara Feldman (3).........	1,050,300	6.5%

                ______________

(1)    Mr. Mars' principal business address is c/o Southern Exposure Unlimited of Florida, Inc., 5868 Enterprise Parkway, Ft. Myers, FL 33905.

(2)      Mr. Garth's principal business address is c/o Cheyenne Capital, 350 Dowlen Road, Suite 200, Beaumont, Texas 77706.

 (3)     Ms. Feldman's principal business address is 2081 Magnolia Lane Highland Park, Illinois 60035

The following table provides information regarding securities authorized for issuance under equity compensation plans, as of December 31, 2003, concerning compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance.

	(a)	(b)	(c)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans
approved by security holders	2,500,030	$1.59	2,417,170

Equity compensation plans
not approved by security
Holders	1,922,692	$1.10	--

Total	4,422,722	$1.38	2,417,170

For a complete description of the Company's equity compensation plans, please refer to Note 9 of the Company's audited consolidated financial statements as of December 31, 2003 included in its annual report on Form 10-KSB for the year ended December 31, 2003.

VI. EXECUTIVE COMPENSATION

Summary Compensation Table

            The following table sets forth the cash and non-cash compensation paid by or incurred on behalf of Home Solutions to its Chief Executive Officer and certain other most highly paid executive officers for 2003, 2002 and 2001 (excluding executive officers whose salary and bonus did not exceed $100,000) (together, the "Named Executive Officers"):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Number of Securities Underlying Options (#)(1)	All Other Compensation

Frank J. Fradella	2003	$100,000	--	--	$63,000(2)
(Chairman/CEO)	2002	$200,000	$5,650	--	$11,000(3)
	2001	$270,000	--	750,000	$15,500(3)

R. Andrew White(4)	2003	$155,625	$25,000(5)	250,000	--
(Former CEO/CFO)	2002	$110,000	$15,850	170,000	--
	2001	--	--	--	--

_____________

(1)   For purposes of the tables set forth in this Section VI, restricted stock purchase rights, which function substantially the same as stock options, will be included with stock options.

(2)   Of this amount, $3,000 consists of an automobile allowance paid to Mr. Fradella, and $60,000 represents consulting fees during the period of time in 2003 (March through September) that Mr. Fradella was a non-employee consultant to the Company.

(3)   Consists of an automobile allowance paid to Mr. Fradella.

(4)   Mr. White joined Home Solutions in January 2002, resigned in December 2003, and currently serves as a consultant to the Company.

(5)   This bonus was accrued in 2003, but was foregone by Mr. White in 2004 prior to its payment.

Option Grants in 2003

            The following table provides details regarding stock options granted in 2003 to the Named Executive Officers:

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in 2003	Exercise Price per Share	Expiration Date

Frank J. Fradella	--	--	--	--
R. Andrew White	250,000	29.8%	$2.10	3/13/2013

Aggregated Option Exercises in 2003 and Year-End Option Values

            The following table details the December 31, 2003 year-end estimated value of unexercised stock options of each of the Named Executive Officers:

			Number of Securities Underlying Unexercised Options at Year-End:		Value of Unexercised In-the-Money Options at Year-End(1):
Name	Number of Shares Acquired on Exercise (#)	Value Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Frank J. Fradella	0	0	750,000	--	$352,500	--

R. Andrew White	0	0	420,000	--	$40,500	--

_______________

(1)  The estimated value of unexercised in-the-money stock options held at the end of 2003 assumes a per-share fair market value of $1.52 (the closing trading price of the Common Stock on December 31, 2003), and per-share exercise prices as follows: $.65 for 250,000 of Mr. Fradella's stock options, and $1.25 for his other 500,000 vested options; $1.25 for 150,000 of Mr. White's stock options, and Mr. White's other 270,000 options are excluded as their exercise prices ($1.82 or $2.10) were not in the money at the end of 2003.

Employment Agreements and Termination of Employment/Change-in-Control Arrangements

            In connection with his resignation as President/CEO (he remained Chairman of the Board), the Company and Frank J. Fradella entered into a consulting agreement as of March 15, 2003, which replaced his then-existing employment agreement.  The consulting agreement had a term of three years, and provided for a monthly fee of $10,000, $60,000 of which was accrued in 2003 and paid in early 2004.  In connection with the execution of his consulting agreement, the Company fully vested Mr. Fradella's 500,000 stock purchase rights and 250,000 stock options.  Since his reappointment as Chief Executive Officer and President in September 2003, Mr. Fradella has served in such positions without an employment agreement, at an annual salary of $200,000.  Mr. Fradella was granted 500,000 stock options with an exercise price of $1.80 on January 27, 2004, which vest over a three-year period.

            Upon the acquisition of Fiber-Seal in July 2003, the Company entered into an employment agreement with Rick J. O'Brien, pursuant to which Mr. O'Brien has served as President of Fiber-Seal and Vice President of Home Solutions.  Mr. O'Brien was granted 250,000 stock options on the date of his employment, at an exercise price of $2.00 per share, vesting over a 36-month period.  In December 2003, in connection with Mr. O'Brien's appointment to the positions of Senior Vice President, Chief Financial Officer, and Secretary of the Company, and the amendment of certain of the Fiber-Seal acquisition agreements (including the termination of a repurchase option by the former owner of Fiber-Seal), (i) the Company immediately vested a warrant to purchase 250,000 shares of Common Stock, held by the entity that had previously owned Fiber-Seal, which is controlled by Mr. O'Brien, (ii) Mr. O'Brien's salary was increased to $150,000 per year, and (iii) Mr. O'Brien was granted an additional 250,000 stock options at $2.00 per share, vesting over a 36-month period.

            From March 2002 until December 2003, R. Andrew White served as the Company's CFO, from March 2003 until September 2003 he served as the Company's CEO, and from March 2003 until December 2003 he served as the Company's President.  Mr. White resigned in December 2003 (at which time all of his outstanding options became fully vested), and the Company and Mr. White entered into a consulting agreement at such time, pursuant to which he has provided consulting services to the Company.  In connection with the execution of the consulting agreement, Mr. White's 420,000 stock options were amended to become fully vested, and one of his options that had been granted under the Company's 1998 Stock Option Plan was replaced by a substantially similar option under the 2001 Stock Plan.

            1998 Stock Option Plan.  Recipients of stock options under the Company's 1998 Stock Option Plan must exercise all vested options within three months from the date of termination of the optionee's employment or cessation of service to the Company (or one year for options granted to outside directors), or such options are forfeited.  Outstanding stock options under the 1998 Stock Option Plan automatically vest in the event of a "change of control" (as defined in the 1998 Stock Option Plan), which includes any person or group acquiring 20% of the outstanding Common Stock.

            2001 Stock Plan.  Under the Company's 2001 Stock Plan, Optionees have at least 30 days to exercise vested stock options following the cessation of service to the Company, and in the absence of a specified time in the individual option agreement, the period of time for exercising vested stock options will be three months following the optionee's cessation of services to the Company.  The Board may use its discretion in determining whether any outstanding stock options or stock purchase rights will vest on an accelerated basis following a "change of control" (as defined in the 2001 Stock Plan).  If an optionee's employment is terminated or his or her job duties are adversely changed within six months of such a change of control, however, all stock options held by such optionee would immediately vest on the date of termination.

VII.  OTHER MATTERS

Certain Transactions

The section immediately set forth above describes certain employment and other agreements the Company has entered into with Frank J. Fradella, Rick J. O'Brien, and R. Andrew White.

Upon the appointment of Mark White, Michael Chadwick, and Kim Kimbrell to the Company's Board of Directors in early 2003, each new director received stock options to purchase 100,000 shares of Common Stock, at exercise prices of $1.65 - $1.75, vested over a three-year period.

In October 2002, in connection with the Company's purchase of the office building that served as our corporate offices at 11850 Jones Road Houston, Texas, an affiliate of Mr. Tyrrell L Garth, a stockholder who holds greater than 5% of the Company's outstanding Common Stock, provided a $750,000 first-lien mortgage to the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

            Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Home Solutions' directors and executive officers, and persons who own more than 10% of a registered class of Home Solutions' equity securities, to file with the SEC reports of ownership and changes in ownership of Common Stock and other equity securities of Home Solutions. Such reporting persons are required to furnish the Company with copies of all Section 16(a) forms they file.

            Based on the Company's review of copies of such reports furnished to us, we believe that, during the 2002 fiscal year, all Section 16(a) filing requirements applicable to Home Solutions' executive officers, directors and greater than 10% beneficial owners were complied with except for (i) Mr. Rick J. O'Brien was approximately one week late in filing a Form 4 to report stock options he received upon his initial employment with the Company, (ii) Messrs. White, Chadwick, and Kimbrell were each approximately one month late in filing an initial Form 3 upon becoming a director of the Company and a Form 4 to report the 100,000 stock options received in connection therewith.

Code of Ethics

             The Company has not formally adopted a Code of Ethics for its officers, but it intends to do so in early 2004.

Expenses Relating to this Proxy Solicitation

            Home Solutions will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, Home Solutions officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity. Home Solutions also expects to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of Home Solutions stock and obtaining the proxies of those owners.

Stockholder Proposals for 2005 Annual Meeting

            To be considered for inclusion in next year's proxy materials, stockholder proposals to be presented at the Company's 2005 Annual Meeting must be in writing and received by the Company no later than December 31, 2004.

            The Board invites you to attend the Annual Meeting in person. If you are unable to do so, please sign, date and return the enclosed proxy promptly in the enclosed envelope, so that your shares will be represented at the meeting.

By Order of the Board of Directors

/s/ Rick J. O'Brien

Rick J. O'Brien
                                                                        Corporate Secretary

May ___, 2004

 PROXY

HOME SOLUTIONS OF AMERICA, INC.

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Frank J. Fradella and Rick J. O'Brien as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the shares of Common Stock of Home Solutions of America, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Company's headquarters at 5565 Red Bird Center Drive, Suite 150, Dallas, Texas, on Friday, May 28, 2004 at 8:00 a.m., local time, and at any adjournment thereof, with all the powers the undersigned would possess if personally present, upon the matters noted below:

1.         Election of the Board's nominees for Directors.

Nominees:  Frank J. Fradella, Mark W. White, Michael S. Chadwick and Willard W. Kimbrell.

[  ]        FOR all nominees listed above                           [  ]       WITHHOLD AUTHORITY
 (except as marked to the contrary below)                       to vote for all nominees

INSTRUCTION:  To withhold authority to vote for any individual nominee listed above, write that nominee's name in the space provided below.

____________________________________________________________________________________

2.         Ratification of the Company's Southern Exposure Transactions (as defined in the 2004 Proxy Statement);

             [  ]        FOR                         [  ]           AGAINST                   [  ]        ABSTAIN

3.        Ratification of the Company's Series A Preferred Stock Financing (as defined in the Company's 2004 Proxy Statement);

 [  ]        FOR                         [  ]           AGAINST                   [  ]        ABSTAIN

4.         Ratification of the appointment of Corbin & Company, LLP as the Company's independent public accountants for 2004.

 [  ]        FOR                         [  ]           AGAINST                   [  ]        ABSTAIN

5.         In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or at any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder.  If no direction is made, this proxy will be voted FOR all the above provisions.

<  See reverse side for Signature Line >

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING
THE ENCLOSED ENVELOPE.

Please sign exactly as name appears below and mail proxy to:

Home Solutions of America, Inc.
c/o Rick J. O'Brien, CFO and Secretary
5565 Red Bird Center Drive, Suite 150
Dallas, Texas 75237
(214) 623-8446

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer and indicate his or her title.  If a partnership, please sign in partnership name by authorized person.

____________________________________________
                       Printed Name of Stockholder

____________________________________________
                Signature of Stockholder (or authorized
                  representative and title, if applicable)

                                                         ____________________________________________
                       Signature if held jointly

Dated: ______________________, 2004

[  ]       Please check this box if you are planning to attend
the 2004 Annual Meeting of Stockholders in person.